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Exhibit 21

                         SUBSIDIARIES OF THE REGISTRANT


                                                           STATE OR COUNTRY
SUBSIDIARY                                                 OF INCORPORATION
----------                                                 ----------------

Oil-Dri Corporation of Georgia                             Georgia
Oil-Dri Production Company                                 Mississippi
Mounds Production Company, L.L.C.                          Delaware
Oil-Dri, S.A.                                              Switzerland
Favorite Products Company, Ltd.                            Canada
Blue Mountain Production Co.                               Mississippi
Oil-Dri (U.K.) Ltd.                                        United Kingdom
Ochlocknee Holding Co., S.A.                               Spain
Ochlocknee Mining Co., S.A.                                Spain
Oil-Dri Corporation of Nevada                              Nevada
Phoebe Products Company                                    Delaware
Mounds Management, Inc.                                    Delaware
B.T. Acquisition Company                                   Illinois